Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-215553 and File No. 333-225749 on Form S-8 of HV Bancorp, Inc. of our report dated September 26, 2019, relating to our audit of the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K of HV Bancorp, Inc. for the year ended June 30, 2019.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

September 26, 2019